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                                                                    Exhibit 3.2

                          CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                              OF W. R. GRACE & CO.
                       UNDER SECTION 805 OF THE BUSINESS
                                CORPORATION LAW


     The undersigned, being the Vice President and the Secretary, respectively, of W. R. Grace & Co., hereby certify that:

     1. The name of the corporation is W. R. GRACE & CO. (the "Corporation"). The Corporation was formed under the name W. R. Grace & Co.-New York.

     2. The Certificate of Incorporation of the Corporation was filed by the Department of State on the 23rd day of March, 1988.

     3.  This Certificate of Amendment has been duly authorized, pursuant to
Section 803 of the Business Corporation Law of the State of New York, by a vote of at least a majority of the members of the Board of Directors of the Corporation, followed by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders duly called for such purpose.

     4. (i) The Certificate of Incorporation is amended to change the name of the Corporation.

         (ii) Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to be as follows:

     FIRST:  The name of the Corporation is

                 FRESENIUS NATIONAL MEDICAL CARE HOLDINGS, INC.

     IN WITNESS WHEREOF, we have signed this Certificate of Amendment on this 27th day of September, 1996 and we affirm the statements contained therein as true under penalties of perjury.


                                                 /s/ Paul McMahon
                                         --------------------------------
                                         Name: Paul McMahon
                                               Vice President


                                               /s/ Robert B. Lamm
                                         ---------------------------------
                                         Name: Robert B. Lamm
                                               Secretary